EXHIBIT 99.1

Kellogg Brown & Root Services, Inc. Begins Use of Puradyn Filtration Systems in Kuwait City

- Initial Order of puraDYN® Used on Power Generation Equipment -

Boynton Beach, FL – December 20, 2016 –Puradyn Filter Technologies Incorporated (OTCQB: PFTI) (“Puradyn”) announced today that it has recently shipped an order of puraDYN® bypass oil filtration systems totaling approximately $50,000 to Kuwait City to Kellogg Brown & Root Services, Inc. (“KBR”), a global engineering, procurement, and construction company based in the United States. The initial order placed by this customer follows a rigorous qualification process that included extensive testing in harsh desert environments on material handling equipment and generator sets.

James Ray, a KBR Regional Contract Manager, said, “Our focus is maintaining equipment for our customers and keeping their equipment in top running condition.  The equipment we take care of operates in extremely harsh environments, and we constantly look for ways beyond traditional maintenance practices to better-protect our client’s equipment.  Over the years, engine oil bypass filtration has become a more acceptable practice for these harsh environments.  We were aware of Puradyn and, based on its reputation, chose the Puradyn bypass oil filtration system, and after about a year or so of testing, were impressed with its performance and ability in keeping engine oil in “like new” condition.  Our company is gearing up to service generator sets and material handling equipment in a number of foreign countries and we expect to install the Puradyn product on any appropriate equipment.  If Puradyn can perform under these extreme desert conditions, it can perform anywhere.”

Puradyn systems remove solid contaminants from engine oil down to less than one micron while also replacing base additives to maintain oil performance. KBR is currently using Puradyn’s latest filtration offering, the Millennium Technology System (MTS) with its patented Polydry® technology for liquid contaminant and water removal from engine oil. Model sizes range from the small MTS-8 to mid-sized MTS-40 systems.

Puradyn President and Chief Operating Officer, Kevin G. Kroger, said, “Puradyn systems time and again demonstrate superior performance and reliability in tough environments. This initial order is further evidence that Puradyn continues to expand our base of global customers, and we are proud to be associated with such an outstanding company.  The Kuwait City location operates its own oil analysis and lab facility and, based on the successful results achieved here, should provide KBR the information needed to expand use of the Puradyn system to other locations established in the Middle East.

“In many instances, cost reductions in new oil purchase alone represent significant, direct savings, but the indirect savings are also compelling to any company looking to streamline equipment downtime, storage and hauling of oil to remote locations, and reduced component repairs. By removing contaminant and maintaining continuously clean oil, end users see a notable reduction in engine and equipment repair costs.”

Kroger concluded, “We look forward to a long and beneficial relationship with KBR.”

About Puradyn Filter Technologies (www.puradyn.com)

Puradyn designs, manufactures and markets puraDYN® Oil Filtration Systems, the most effective bypass oil filtration products available for internal combustion engines, transmissions and hydraulic applications. Puradyn systems continuously clean lubricating oil and replenish base additives to maintain oil viscosity to safely and significantly extend oil change intervals and engine life. Puradyn’s patented, environmentally-conscious solutions deliver rapid return on investment by reducing oil consumption, maintenance and overhaul costs and engine downtime, while also protecting high-value engine assets. Puradyn filtration systems have been deployed on thousands of engines around the world.

Safe Harbor for Forward-Looking Statements:

Statements in this press release, which are not historical data, are forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the company’s control, including but not limited to our history of losses and uncertainty that we will be able to continue as a going concern, our ability to generate net sales in an amount to pay our operating expenses, our need for additional financing and uncertainties related to our ability to obtain these funds, our reliance on sales to a limited number of customers, our dependence on a limited number of distributors, our ability to compete, our ability to protect our intellectual property, and the application of penny stock rules to the trading in our stock, among others which may cause actual results, performance or achievements of the company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These risk factors include but are not limited to those detailed in the company’s periodic filings with the SEC. Puradyn disclaims any responsibility to update any of the forward looking statements contained in this release.

Company Contact:

Puradyn Filter Technologies, Inc.

Kathryn Morris

866 PURADYN (787 2396) or 561 547 9499

kmorris@puradyn.com

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